SECURITIES PURCHASE AGREEMENT

Effective as of March 23, 2010

among

XFONE, INC.

and

BURLINGAME EQUITY INVESTORS, LP

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated effective as of March 23, 2010 by and among Xfone, Inc., a Nevada corporation (the “Company”), and Burlingame Equity Investors, LP (the “Purchaser”).

The parties hereto agree as follows:

ARTICLE I
Purchase and Sale of the Securities

Section 1.1                      Purchase and Sale of Note. Upon the following terms and conditions, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company a 10% senior promissory note in the aggregate principal amount of three and a half million ($3,500,000) dollars (the “Note”). The Note shall have a term of twenty-four (24) months.  The Note shall be substantially in the form attached hereto as Exhibit A.  The Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) or Section 4(2) of the Securities Act.

Section 1.2                      Purchase and Sale of Shares. Upon the following terms and conditions the Company shall sell to the Purchaser and the Purchaser shall purchase from the Company an aggregate of 2,173,913 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) (the “Shares”).

Section 1.3                      Purchase and Sale of Warrant.

(a)       Upon the following terms and conditions, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company a warrant to purchase an aggregate of nine hundred fifty thousand (950,000) shares of the Company’s Common Stock (the “Warrant”).  The Warrant shall expire on the fifth anniversary from the Closing Date (as hereinafter defined) and shall be exercisable at a price of $2.00 per share. The Warrant shall be substantially in the form attached hereto as Exhibit B.  Any shares of Common Stock issuable upon exercise of the Warrant (and such shares when issued) are herein referred to as the “Warrant Shares.” The Note, the Shares, the Warrant and the Warrant Shares are sometimes collectively referred to as the “Securities.”

(b)       The Company has authorized and will reserve, and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, such number of shares of Common Stock equal to one hundred percent (100%) of the number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of the Warrant.

Section 1.4                      Purchase Price and Closing. Subject to the terms and conditions hereof, the Company agree to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase the Note, Shares and Warrant for an aggregate purchase price of six million ($6,000,000) dollars (the “Purchase Price”). The Shares shall be priced at $1.15 per Share for a total Share Purchase Price of $2,500,000.  The Closing under this Agreement (the “Closing”) shall take place on March 23, 2010 (the “Closing Date”).  The Closing under this Agreement shall take place at the offices of Gersten Savage LLP, 600 Lexington Avenue, 9th Floor, New York, NY 10022 at 10:00 a.m., New York time; provided, that all of the conditions set forth in Article IV hereof and applicable to such Closing shall have been fulfilled or waived in accordance herewith.  Subject to the terms and conditions of this Agreement, at the Closing the Company shall deliver or cause to be delivered to the Purchaser the Note and any other documents required to be delivered pursuant to Article IV hereof. At the Closing, the Purchaser shall deliver the Purchase Price by wire transfer to the Company.

Section 1.5                      Issuance of Shares and Warrant. Immediately following the Closing, the Company shall submit and file with each of the NYSE Amex LLC and the Tel Aviv Stock Exchange an additional listing application for the listing of the Shares and the Warrant Shares (collectively, the “Listing Applications”). Immediately upon the approval of the Listing Applications, the Company shall issue and deliver or cause to be delivered to the Purchaser the Shares and the Warrant.

ARTICLE II
Representations and Warranties

Section 2.1                      Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date as follows:

  (a)         Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  Except as set forth in Schedule 2.1(g) hereto, the Company does not have any Subsidiaries. Each of the Company and each such Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect (as defined in Section 2.1(c) hereof) on the Company’s financial condition.

(b)       Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and issue the Securities, the Irrevocable Transfer Agent Instructions (as defined in Section 3.13) substantially in the form of Exhibit C attached hereto (collectively, the “Transaction Documents”) and to issue and sell the Securities in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing (with the exception of the Shares and Warrant which shall be issued and delivered only after the Listing Applications have been approved). Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)       Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of the date hereof are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of capital stock have been duly and validly authorized and issued in compliance with all securities laws.  Except as set forth on Schedule 2.1(c) hereto and the Company’s Commission Documents, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company.

There are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as set forth on Schedule 2.1(c) hereto and the Company’s Commission Documents, the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 2.1(c) and the Company’s Commission Documents, the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or claim for damages with respect thereto. The Company has furnished or made available to the Purchaser true and correct copies of the Company’s Articles of Incorporation as in effect on the date hereof (the “Articles”) and the Company’s Bylaws as in effect on the date hereof (the “Bylaws”). For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its Subsidiaries, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement.

(d)       Issuance of Securities. The Note, the Warrant and the Shares to be issued pursuant to this Agreement have been duly authorized by all necessary corporate action and when paid for or issued in accordance with the terms hereof, the Note, Warrant and Shares shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind.  When the Warrant Shares are issued in accordance with the terms of this Agreement, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e)       No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Note and the Warrant and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company’s Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, except for conflicts or defaults, which singularly or in the aggregate do not and will not have a Material Adverse Effect, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, except for liens, mortgages, security interests, charges or encumbrances which singularly or in the aggregate do not and will not have a Material Adverse Effect, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected, except for violations, which singularly or in the aggregate, do not and will not have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Securities in accordance with the terms hereof or thereof (other than (w) the approval of the Listing Applications (x) any consent, authorization or order that has been obtained as of the date hereof, (y) any filing or registration that has been made as of the date hereof or (z) any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing, any registration statement which may be filed pursuant hereto or any other Transaction Document); provided, that for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

(f)       Commission Documents, Financial Statements. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended the (“Exchange Act”), including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”). The Company has delivered or made available via EDGAR or another Internet web-site to the Purchaser true and complete copies of the Commission Documents. The Company has not provided to the Purchaser any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. At the times of their respective filings, the Commission Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of the Commission Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)       Subsidiaries. Schedule 2.1(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person’s ownership. Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.  Notwithstanding the above representation as disclosed in the Commission Documents, the Company has entered into an agreement to sell the UK Subsidiaries and a letter of intent to sell Xfone 018 Ltd.  These transactions are expressly permitted under this Agreement.

(h)       No Material Adverse Change. Other than as disclosed in the Company’s Commission Documents, since December 31, 2009, the Company has not experienced or suffered any Material Adverse Effect.

(i)       No Undisclosed Liabilities. Other than as disclosed in the Company’s Commission Documents or as disclosed to the Purchaser, since December 31, 2009 neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its Subsidiaries, as the case may be.

(j)       Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Commission Documents and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(k)       No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(l)       Indebtedness. The Company’s financial statements set forth all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed, whether individually or in aggregate, in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(m)       Title to Assets. Except as set forth on Schedule 2.1(m) and the Company’s Commission Documents, each of the Company and the Subsidiaries has good and marketable title to all of its real and personal property, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances. Except as set forth on Schedule 2.1(m) and the Company’s Commission Documents, all leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

(n) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and location in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any knowledge that it will be unable to renew its existing insurance coverage for the Company and the Subsidiaries as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(o)       Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto.  Except as disclosed in the Commission Documents or as set forth on Schedule 2.1(o), there is no material action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any Subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or Subsidiary in their capacities as such.

(p)       Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except for such noncompliance that, individually or in the aggregate, would not cause a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would not have a Material Adverse Effect.

(q)       Taxes. The Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. None of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

(r)       Certain Fees. No brokers, finders or financial advisory fees or commissions will be payable by the Company or any Subsidiary or any Purchaser with respect to the transactions contemplated by this Agreement.

(s)       Disclosure. Neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(t)       Operation of Business. Except as set forth in Schedule 2.1(t) and the Company’s Commission Documents, the Company and each of the Subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

(u)       Books and Record Internal Accounting Controls. The books and records of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v)       Material Agreements. Except for the Transaction Documents (with respect to clause (i) only), as disclosed in the Commission Documents or as set forth on Schedule 2.1(w) hereto, or as would not be reasonably likely to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries have performed all obligations required to be performed by them to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission (the “Material Agreements”), (ii) neither the Company nor any of its Subsidiaries has received any notice of default under any Material Agreement and, (iii) to the best of the Company's knowledge, neither the Company nor any of its Subsidiaries is in default under any Material Agreement now in effect.

     (w)       Intellectual Property.  The Company and its Subsidiaries own, or have rights to use, all inventions, know-how, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, trade secrets and other similar rights that are necessary or material for use in connection with their respective businesses now operated by them and presently contemplated to be operated by them which the failure to so have would have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  None of the Company’s or any Subsidiary’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement.  None of the Company’s nor any Subsidiary has received written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  To the knowledge of the Company, the Company and its Subsidiaries’ patents and other Intellectual Property Rights and the present activities of the Company and its Subsidiaries do not infringe any patent, copyright, trademark, trade name or other proprietary rights of any third party, and there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or any Subsidiary regarding any of the Intellectual Property Rights.  The Company does not have any knowledge of an infringement by another Person of any of the Intellectual Property Rights by third parties and has no reason to believe that any of its Intellectual Property Rights is unenforceable.  The Company has taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties

(x)       Transactions with Affiliates. Except as set forth in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any Subsidiary on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company or any of its Subsidiaries, or any person owning any capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder, or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

(y)       Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the most recent periodic reporting period under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls over financial reporting (as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) or, to the Company’s knowledge, in other factors that could reasonably be expected to materially affect the Company’s internal controls over financial reporting

(aa)       Securities Act of 1933. Based in material part upon the representations herein of the Purchaser, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

(bb)       Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or Federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Note and the Shares, or for the performance by the Company of its obligations under the Transaction Documents.

(cc)       Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as set forth in the Commission Documents, neither the Company nor any Subsidiary has any employment contract, agreement, regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary. No officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

(dd)       Absence of Certain Developments. Except as set forth on Schedule 2.1(dd), as disclosed in the Company’s Commission Documents or as disclosed to the Purchaser, since December 31, 2009, neither the Company nor any Subsidiary has:

(i)           issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(ii)           borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year;

(iii)           discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(iv)           declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(v)           sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

(vi)           sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business;

(vii)           suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii)           made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix)           [Intentionally omitted];

(x)           entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(xi)           made charitable contributions or pledges in excess of $25,000;

(xii)           suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii)           experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(xiv)           effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its Subsidiaries; or

(xv)           entered into an agreement, written or otherwise, to take any of the foregoing actions.

(ee)        The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(ff)       ERISA. Except as disclosed in Schedule 2.1(ff) and the Company’s Commission Documents, no liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its Subsidiaries. The execution and delivery of this Agreement and the issuance and sale of the Shares will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”); provided that if the Purchaser, or any person or entity that owns a beneficial interest in the Purchaser, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(ff), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(gg)       Dilutive Effect. The Company understands and acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrant in accordance with this Agreement and the Warrant is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

(hh)       No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or Subsidiaries take any action or steps that would cause the offering of the Shares to be integrated with other offerings.

(ii)       Listing and Maintenance Requirements.  Except as set forth in the Commission Documents, the Company has not, in the two (2) years preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.  Except as set forth in the Commission Documents, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. “Trading Market” means the NYSE Amex LLC or any other national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted. “Eligible Market” means any of the New York Stock Exchange, the NYSE Amex LLC, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market.

(jj)  Questionable Payments. Neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, any directors, officers, employees, agents or other Persons acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company: (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(kk) Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could reasonably be expected to become applicable to any of the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

(ll) Transfer Agent. The name, address, telephone number, fax number, contact person and email address of the Company’s current transfer agent is set forth on Schedule 2.1(ll) hereto.

Section 2.2                      Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company as of the date hereof, and as of each Closing Date in which the Purchaser is participating in a Closing:

(a)       Organization and Standing of the Purchaser. The Purchaser is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)       Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Securities being sold to it hereunder. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of the Purchaser or its Board of Directors, stockholders or partners, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)       No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of the Purchaser’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which the Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Purchaser). The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Note or the Shares in accordance with the terms hereof; provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)       Acquisition for Investment. The Purchaser is acquiring the Securities solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution in violation of applicable securities laws. The Purchaser does not have a present intention to sell the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Securities to or through any person or entity in violation of applicable securities laws; provided, however, that by making the representations herein, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Securities and that it has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

(e)       Status of Purchaser. The Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and the Purchaser is not a broker-dealer.

(f)       Opportunities for Additional Information. The Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of the Purchaser’s personal knowledge of the Company’s affairs, the Purchaser has asked such questions and received answers to the full satisfaction of the Purchaser, and the Purchaser desires to invest in the Company.

(g)       No General Solicitation. The Purchaser acknowledges that the Securities were not offered to the Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the Purchaser was invited by any of the foregoing means of communications.

(h)       Rule 144. The Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. The Purchaser acknowledges that the Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that the Purchaser has been advised that Rule 144 permits resales only under certain circumstances. The Purchaser understands that to the extent that Rule 144 is not available, the Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(i)       General. The Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Securities.

(j)       Short Sales. Purchaser has not, during the last thirty (30) days prior to the date hereof, directly or indirectly, nor has any party acting on behalf of or pursuant to any understanding with the Purchaser, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16(a)-1(h) under the Exchange Act) with respect to any security of the Company, granted any other right (including, without limitation, any put or call option) with respect to any security of the Company or with respect to any security that includes, relates to, or derives any significant part of its value from any security of the Company or otherwise sought to hedge its positioning of the Company’s securities.  The Purchaser shall not, and shall cause any affiliates not to, engage, directly or indirectly, in any transactions in the securities of the Company (including, without limitation, any short sales) involving the Company’s securities during the period from the date hereof until six months from the date hereof. The Purchaser understands and acknowledges, that the Commission currently takes the position that covering a short position established prior to effectiveness of a resale registration statement with shares included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance

ARTICLE III
Covenants

The Company covenants with the Purchaser as follows, which covenants are for the benefit of the Purchaser and its permitted assignees (as defined herein):

Section 3.1                      Securities Compliance. The Company shall notify the Commission in accordance with their rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form D with respect to the Securities as required under Regulation D and applicable “blue sky” laws, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchaser or subsequent holders.

Section 3.2                      Registration and Listing. The Company shall (a) comply in all respects with its reporting and filing obligations under the Exchange Act, (b) comply with all requirements related to any registration statement filed pursuant to this Agreement and (c) not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the Trading Market or other exchange or market on which the Common Stock is trading or may be traded in the future. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of the Purchaser, the Company shall deliver to the Purchaser a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 3.3                      Inspection Rights. The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, the Purchaser or any employees, agents or representatives thereof, so long as the Note remains outstanding, for purposes reasonably related to the Purchaser’s interests as a stockholder, to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, and key employees.  As a condition to such inspection, Purchaser shall keep such information confidential; provided that such information may be disclosed (i) to the extent required by applicable law, regulation or legal process, subpoena, civil investigative demand or other similar process, (ii) to the extent reasonably necessary in connection with the enforcement of rights under this Agreement, (iii) to any governmental, judicial or regulatory authority requiring or requesting such information, and (iv) to its directors, officers, employees, agents, managers and general partners, consultants, accountants, financial advisers, legal counsel and other professional advisers.

Section 3.4                      Compliance with Laws. The Company shall comply, and cause each Subsidiary, whether such Subsidiary is in existence as of the date of this agreement or formed or acquired subsequent to the date of this agreement, to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

Section 3.5                      Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

 Section 3.6                      Furnishing of Information. Until all of the Securities are eligible for sale under Rule 144 promulgated under the Securities Act, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Until all of the Securities are eligible for sale under Rule 144 promulgated under the Securities Act, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144 such information as is required for the Purchaser to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

Section 3.7                      Reporting Requirements. If the Commission ceases making periodic reports filed under the Exchange Act available via the Internet, then at the Purchaser’s request the Company shall furnish the following to such Purchaser so long as such Purchaser shall be obligated hereunder to purchase the Note or shall beneficially own any Securities:

(a)       quarterly Reports filed with the Commission on Form 10-Q as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission;

(b)       annual Reports filed with the Commission on Form 10-K as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission; and

(c)       copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

Section 3.8                      Amendments. The Company shall not amend or waive any provision of the Certificate or Bylaws of the Company in any way that would materially and adversely affect the rights of the Note.  The Company has not, directly or indirectly, made any agreements with the Purchaser relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.  Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, the Purchaser has made no commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

Section 3.9                      Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would materially restrict or impair the right or ability to perform of the Company or any Subsidiary under any Transaction Document.

Section 3.10                      Distributions. So long as the Note remains outstanding, the Company agrees that it shall not (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock or (ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company.

Section 3.11                      Use of Proceeds. The net proceeds from the sale of the Securities hereunder, including the proceeds from the exercise of the Warrant, shall be used by the Company for working capital purposes.

Section 3.12                      Reservation of Shares. So long as the Warrant remains outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred percent (100%) of the aggregate number of shares of Common Stock needed to provide for the issuance of the Warrant Shares.

Section 3.13                      Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of the Purchaser or its nominee(s), for the Warrant Shares in such amounts as specified from time to time by the Purchaser to the Company upon exercise of the Warrant in the form of Exhibit C attached hereto (the “Irrevocable Transfer Agent Instructions”). Prior to registration of the Shares and the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 5.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.13 will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. If the Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that such Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.13 will cause irreparable harm to the Purchaser by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.13 might be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.13, that the Purchaser shall be entitled, in addition to all other available remedies, to seek an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

Section 3.14                      Disposition of Assets. Except as set forth in the last two sentences of this Section 3.14, so long as the Note remains outstanding, neither the Company nor any Subsidiary shall sell, transfer or otherwise dispose of any of its properties, assets and rights including, without limitation, its software and intellectual property, to any person except for (A) sales to customers in the ordinary course of business; (B) sales of assets not in excess of 25% of the Company’s total assets as shown on its balance sheet; or (C) with the prior written consent of the holder of the Note.  Notwithstanding the above as disclosed in the Commission Documents, the Purchaser acknowledges that the Company has entered into an agreement to sell the UK Subsidiaries and a letter of intent to sell Xfone 018 Ltd.  These transactions are expressly permitted under this Agreement.

Section 3.15                      Reporting Status. So long as the Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not cease filing reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

Section 3.16                      Disclosure of Transaction. The Company shall file with the Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Note and the Warrant as soon as practicable following the Closing Date but in no event more than four (4) Trading Days following the Closing Date. “Trading Day” means any day during which the Trading Market (or other quotation venue or Trading exchange on which the Common Stock is traded) shall be open for trading.

Section 3.17                      Disclosure of Material Information. The Company represents, covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information (other than with respect to the transactions contemplated by this Agreement), unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

Section 3.18                      Form S-1 Eligibility. The Company currently meets the “registrant eligibility” and transaction requirements set forth in the general instructions to Form S-1 applicable to “resale” registrations on Form S-1 and the Company shall file all reports required to be filed by the Company with the Commission in a timely manner.

Section 3.19                      Intentionally omitted.

Section 3.20                      DTC. The Company has or shall cause its Common Stock to be eligible for transfer with its transfer agent pursuant to the Depository Trust Company Automated Securities Transfer Program.

Section 3.21                      Issuance of Variable Securities. So long as the Note remains outstanding, the Company agrees that it shall not issue any security with a variable conversion price or variable exercise price for a period of two (2) years from the Closing Date.

Section 3.22                      Registration Rights.  On or prior to the one hundred twentieth (120th) day following the Closing Date (the “Filing Date”), the Company shall prepare and file with the Commission a “resale” Registration Statement providing for the resale of the Shares and the Warrant Shares (the “Registrable Securities”) for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-1 or Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-1 or Form S-3, in which case such registration shall be on another appropriate form in accordance herewith and the Securities Act and the rules promulgated thereunder). Such Registration Statement shall cover to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Company shall (i) use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and to keep such  Registration  Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which the Registrable Securities may be sold without any restriction pursuant to Rule 144. The Company shall request that the effective time of the Registration Statement shall be 5:00 p.m. Eastern Time on the effective date. The Company shall pay the registration expenses with respect to such registration statement. The Purchaser shall fully cooperate with the Company by giving such information as is requested from the Company or its representatives for such registration statement.

 If the foregoing Registration Statement is not filed on or prior to the Filing Date, then as relief for the damages to the Purchaser by reason of the occurrence of such failure, the Company shall pay to the Purchaser for each month that such failure has occurred and is continuing, as liquidated damages, and not as a penalty, an amount in cash equal to twenty-five thousand dollars ($25,000).

The parties agree that within the ten (10) business days following the Closing Date, they will negotiate in good faith an appropriate customary registration rights agreement with respect to the Shares and the Warrant Shares.

Section 3.23                      Negative Covenants. So long as any portion of the Note is outstanding, the Company covenants that it will not, without the prior approval of the Purchaser:

a)     pay cash dividends or distributions on any equity securities of the Company in excess of $1,000,000;

b)     repurchase any equity securities of the Company for amounts in excess of $1,000,000; or

c)     pledge, hypothecate or grant a security interest to secure any indebtedness of the Company, with the exception of statutory liens; provided, however, that this Section 3.23(c) shall not be applicable to indebtedness of the Company’s Subsidiaries.

ARTICLE IV
Conditions

Section 4.1                      Conditions Precedent to the Obligation of the Company to Sell the Securities. The obligation hereunder of the Company to issue and sell the Securities to the Purchaser pursuant to this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)       Accuracy of the Purchaser’s Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)       Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing.

(c)       No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)       Delivery of Purchase Price. The Purchase Price for the Securities to be issued at the Closing has been delivered to the Company.

(e)       Delivery of Transaction Documents. The Transaction Documents have been duly executed and delivered by the Purchaser to the Company (as of the Closing).

Section 4.2                      Conditions Precedent to the Obligation of the Purchaser to Purchase the Securities. The obligation hereunder of the Purchaser to acquire and pay for the Securities is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion.

(a)       Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement shall be true and correct in all respects as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that are expressly made as of a particular date), which shall be true and correct in all respects as of such date.

(b)       Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such Closing.

(c)       No Suspension, Etc. Trading in the Company’s Common Stock shall not have been suspended by the Commission or the Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Closing), and, at any time prior to the applicable Closing Date, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Securities pursuant to this Agreement.

(d)       No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e)       No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f)       Opinion of Counsel, Etc. At the Closing, the Purchaser shall have received an opinion of counsel to the Company, dated the date of such Closing, in substantially the form of Exhibit D hereto, and such other certificates and documents as the Purchaser or its counsel shall reasonably require incident to the Closing.

(g)       Note, Warrant and Shares. The Company shall have executed and delivered to the Purchaser the certificates (in such denominations as the Purchaser shall request) for the Note being acquired by such Purchaser at the Closing (in such denominations as the Purchaser shall request).

(h)       Reservation of Shares. So long as the Warrant remains outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than (i) such number of shares of Common Stock equal to one hundred percent (100%) of the number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of the Warrant in full.

(i)       Transfer Agent Instructions. As of the Closing Date, the Irrevocable Transfer Agent Instructions, in the form of Exhibit C attached hereto, shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(j)       Intentionally omitted.

(k)       Good Standing Certificates.  The Company shall have delivered to the Purchaser good standing certificates showing it and each Subsidiary are validly existing and in good standing under the laws of the state of their incorporation and as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by such entity makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in a direct and/or indirect Material Adverse Effect.

(l)       Secretary’s Certificate. The Company shall have delivered to the Purchaser a secretary’s certificate, dated as of the applicable Closing Date, as to (i) the Articles, (ii) the Bylaws, and (iii) the authority and incumbency of the officers of the Company executing the Transaction Documents, the Securities and any other documents required to be executed or delivered in connection therewith.

(m)       Officer’s Certificate. The Company shall have delivered to the Purchaser a certificate of an executive officer of the Company, dated as of the applicable Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

(n)       Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.

ARTICLE V
Stock Certificate Legend

Section 5.1                      Legend. Each certificate representing the Note, the Warrant and the Shares, and, if appropriate, the Warrant Shares issued upon exercise thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS A COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE ACT HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT TO THE SATISFACTION OF THE ISSUER OF THE SECURITIES, IN ITS SOLE DISCRETION, WHICH WILL REQUIRE A WRITTEN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE ISSUER OF THE SECURITIES THAT REMOVAL OF THIS RESTRICTIVE LEGEND IS IN ALL MANNER PROPER AND IN COMPLIANCE WITH THE REQUIREMENTS OF THE ACT.

The Company agrees to reissue certificates representing any of the Warrant Shares or the Shares without the legend set forth above if at such time, prior to making any transfer of any such securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Warrant Shares or the Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Warrant Shares or the Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Warrant Shares or the Shares (provided that a registration statement under the Securities Act providing for the resale of the Shares and Warrant Shares is then in effect), the Company shall cause its transfer agent to electronically transmit the Warrant Shares or Shares to a Purchaser by crediting the account of the Purchaser or the Purchaser's Prime Broker with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system (to the extent not inconsistent with any provisions of this Agreement).

ARTICLE VI
Indemnification

Section 6.1                      General Indemnity. The Company agrees to indemnify and hold harmless the Purchaser (and their respective directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.

Section 6.2                      Indemnification Procedure. Any party entitled to indemnification under this Article VI (an “indemnified party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VII
Miscellaneous

Section 7.1                      Fees and Expenses. Except as otherwise set forth in this Agreement and the other Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

Section 7.2                      Specific Enforcement. The Company and the Purchaser acknowledge and agree that irreparable damage might occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

Section 7.3                      Entire Agreement; Amendment. This Agreement and the Transaction Documents contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor the Purchaser makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holder.

Section 7.4                      Rescission and Withdrawal Right.    Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Purchaser exercises a material right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

 Section 7.5                      Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	Xfone, Inc. 5307 W Loop 289 Lubbock, Texas 79414 Attention: Guy Nissenon & Alon Reisser Tel. No.: (806) 771-5212 Fax No.: (806) 788-3398

with copies to:	Gersten Savage LLP 600 Lexington Avenue, 9th Floor New York, New York 10022 Attention: Arthur Marcus, Esq. Tel. No.: (212) 752-9700 Fax No.: (212) 980-5192

If to the Purchaser:	Burlingame Equity Investors, LP 1 Market Street, Spear Tower, Suite 3750 San Francisco, CA 94105 Attn: Blair Sanford Tel. No.: (415) 490-2590 Fax No.: (415) 490-2596

with copies to:	Kleinberg, Kaplan, Wolff & Cohen, P. C. 551 5th Avenue New York, NY 10176 Attention: Eric Wagner, Esq. Tel. No.: (212) 986-6000 Fax No.: (212) 986-8866

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other parties hereto.

Section 7.6                      Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.7                      Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.8                      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

Section 7.9                      No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.10                      Governing Law; Consent to Jurisdiction. The parties acknowledge and agree that any claim, controversy, dispute or action relating in any way to this agreement or the subject matter of this agreement shall be governed solely by the laws of the State of New York, without regard to any conflict of laws doctrines.  The parties irrevocably consent to being served with legal process issued from the state and federal courts located in New York and irrevocably consent to the exclusive personal jurisdiction of the federal and state courts situated in the State of New York.  The parties irrevocably waive any objections to the personal jurisdiction of these courts.  Said courts shall have sole and exclusive jurisdiction over any and all claims, controversies, disputes and actions which in any way relate to this agreement or the subject matter of this agreement.  The parties also irrevocably waive any objections that these courts constitute an oppressive, unfair, or inconvenient forum and agree not to seek to change venue on these grounds or any other grounds. The parties hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement or the Purchase Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury. Nothing in this Section 7.10 shall affect or limit any right to serve process in any other manner permitted by law.

Section 7.11                      Survival. The representations and warranties of the Company and the Purchaser shall survive the execution and delivery hereof and each Closing hereunder.

Section 7.12                      Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement, and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

Section 7.13                      Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser without the consent of the Purchaser unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

Section 7.14                      Severability. The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.15                      Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Note, the Warrant and any other Transaction Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

XFONE, INC.

By:	/s/ Guy Nissenson
Name: Guy Nissenson
Title: President & CEO

BURLINGAME EQUITY INVESTORS, LP.

By:	/s/ Blair E. Sanford
Name: Blair E. Sanford
Title: Managing Member of the General Partner

EXHIBIT A

SECURITIES PURCHASE AGREEMENT FOR
XFONE, INC.

FORM OF NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

SENIOR PROMISSORY NOTE

 March 23, 2010
US $3,500,000

This Senior Promissory Note (this "Note") is entered into as of March 23, 2010 (the "Effective Date"). FOR VALUE RECEIVED, XFONE, INC., a Nevada corporation, (“Maker” or the “Company”), hereby promises to pay to the order of Burlingame Equity Investors, LP ("Holder"), the principal amount of $3,500,000 Dollars (the "Principal Amount") together with simple interest accrued on the unpaid Principal Amount (the "Accrued Interest") from issuance at a rate equal to ten percent (10%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.  Unless this Note shall have been accelerated in the Event of Default, the unpaid Principal Amount, together with any then unpaid Accrued Interest and other amounts payable hereunder, if any, shall be due and payable on March 22, 2012 (the "Maturity Date), subject to and in accordance with the terms and conditions set forth herein.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.           Definitions.  As used in this Note, the following capitalized terms have the following meanings:

(a)           The "Articles" shall mean the Articles of Incorporation and By-Laws of the Company, as amended, modified or supplemented from time to time.

(b)           "Company" includes the corporation initially executing this Note, Maker, and any Person which shall succeed to or assume the obligations and/or assets of Company under this Note.

(c)           "Holder" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

(d)           "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(e)           “Purchase Agreement” shall mean the Securities Purchase Agreement dated the date hereof that has been executed between Xfone, Inc. and Burlingame Equity Investors, LP.

(f)           "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 7(b) hereof.

(g)           “Transaction Documents” shall mean the Purchase Agreement, this Note and the warrant to purchase 950,000 shares of the Company’s Common Stock issued to the Holder pursuant to the Purchase Agreement.

2.           Interest.  Beginning on the issuance date of this Note (the “Issuance Date”) the outstanding principal balance of the Note shall bear interest (“Interest”) in arrears, at a rate per annum equal to ten percent (10%), payable in cash quarterly commencing on June 30, 2010 and on the 15th of each September, December, March and June (each, an “Interest Date” and collectively, the “Interest Dates”) thereafter so long as any principal amount evidenced by this Note remains outstanding.  Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months and shall accrue commencing on the Issuance Date.

3.           Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

(a)           Failure to Pay.  The Company shall fail to pay the Principal Amount or Accrued Interest within five (5) business days following an Interest Date or the Maturity Date;

(b)           Voluntary Bankruptcy or Insolvency Proceedings.  The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated in full or in part, or (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or

(c)           Involuntary Bankruptcy or Insolvency Proceedings.  Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within forty five (45) days of commencement; or

(d)           Material Breach of Representation.  Any material representation or warranty made by the Company in the Purchase Agreement shall be untrue or incorrect in any material respect as of the date when made or deemed made; or

(e)           Material Breach of Covenant.  The Company shall fail to materially observe or perform any other material covenant in the Transaction Documents, which failure is not cured within ten business days after notice of such default sent by the Holder to the Company; or

(f)           Default on Other Indebtedness.  A monetary default by the Company under any indebtedness agreement, note, or other instrument, for an amount greater than $1,000,000, which default results in the acceleration of such indebtedness, provided that the default is not cured within the cure period provided in the applicable agreement, document or instrument; or

(g)           Entry of a Material Judgment.  A final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay.

4.           Rights of Holder upon Default.   Upon the occurrence or existence of any Event of Default, immediately and without notice, all outstanding obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

5.           Rank.

(a)           Rank.  All payments due under this Note (a) shall rank pari passu in rights of liquidation with all the Series A Bonds of the Company issued on December 13, 2007 (“Pari Passu Indebtedness”), and (b) shall be senior in rights of liquidation to all other indebtedness of the Company, other than the Pari Passu Indebtedness.

(b)           Issuance of Other Indebtedness.  So long as this Note is outstanding, the Company shall not directly or indirectly, incur or guarantee, assume or suffer to exist any indebtedness which shall rank senior to the Note, other than the Pari Passu Indebtedness and commercial debt.

6.           Registration.  The Company shall treat the Holder as the absolute owner of this Note for the purpose of receiving payment of the Principal Amount and Accrued Interest and for all other purposes hereunder.  This Note may be exchanged only upon the surrender thereof by the registered holder at the office or agency of the Company, for a new Note of like tenor and dated as of such exchange.  The Company shall maintain a registry showing the name and address of the registered Holder of this Note.  This Note may be surrendered for exchange or transfer in accordance with the terms of this Note at the principal place of business of the Company.  The Company shall be entitled to rely in all respects upon such registry and shall not be obligated to honor any notice to the contrary.

7.           Restrictions on Transferability of Securities; Compliance with Securities Act.

(a)           Restrictions on Transferability.  This Note shall not be sold, assigned, transferred or pledged except (i) with five (5) business days prior written notice to the Maker and (ii) in accordance with the conditions specified in this Section 7, which conditions are intended to ensure compliance with the provisions of the Securities Act.  The Holder will cause any proposed purchaser, assignee, transferee, or pledgee of this Note held by the Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 7.

(b)           Restrictive Legends.  Each certificate or note representing this Note shall be stamped or otherwise imprinted with legends in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT" OR "SECURITIES ACT").  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR A SIMILAR RULE AS THEN IN EFFECT UNDER THE ACT OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.  COPIES OF THE AGREEMENT(S) COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of this Note in order to implement the restrictions on transfer established in this Section 7.

(c)           Notice of Proposed Transfers.  The Holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 7(c).  Subject to Section 7(a) above, prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such transfer, sale, assignment or pledge.  Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accomplished at such Holder’s expense by an unqualified written opinion of legal counsel who shall be addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company.  Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 7(b) above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

8.            Successors and Assigns.  Subject to the restrictions on transfer described in Sections 7 and the rights and obligations of Company and Holder hereunder shall be binding upon and benefit their respective successors, assigns, heirs, administrators and permitted transferees.

9.            Waiver and Amendment.  Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and the Holder.

10.           Notices.  All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the postal service or other applicable postal service, if delivered by first class mail, return receipt requested, and postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one (1) business day after the business day of a facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, to  1 Market Street, Spear Tower, Suite 3750, San Francisco, CA 94105and (ii) if to the Company, to Xfone Inc.  5307 W Loop 289 Lubbock, Texas 79414.

11.           Payment.  Payment shall be made in lawful tender of the United States of America.

12.           Usury.  In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

13.           Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

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IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date hereof.

XFONE, INC.

By:	/s/ Guy Nissenson
Name: Guy Nissenson
Title: President & CEO

EXHIBIT B
to the
SECURIITES PURCHASE AGREEMENT
XFONE, INC.

FORM OF WARRANT

THE WARRANT EVIDENCED HEREBY, AND THE SECURITIES ISSUABLE HEREUNDER, HAVE BEEN AND SHALL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE APPLICABLE STATE SECURITY LAWS. THE WARRANT AND SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND SHALL NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED DISPOSITION IS THE SUBJECT OF A CURRENTLY EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND SUCH STATE SECURITIES LAWS IN CONNECTION WITH SUCH DISPOSITION.

XFONE, INC.
FORM OF COMMON STOCK PURCHASE WARRANT
Warrant No: WX001
Original Issue Date:  _________, 2010
Void After:  11:59 P.M., _________, 2015

This Warrant is Issued to:

Burlingame Equity Investors, LP

(hereinafter called the “Holder,” which term shall include the Holder’s legal representatives, heirs, successors and assigns) by Xfone, Inc., a Nevada corporation (hereinafter referred to as the “ Company ”).  This Warrant may be transferred by the Holder only in accordance with the provisions of Section 11.

1.           Exercise of Warrant.  For value received and subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at any time on or after _________, 2010 and on or prior to March _________, 2015 (the “Exercise Date”) (along with the exercise notice form annexed hereto (the “Exercise Notice”) duly executed, and any certificate(s) representing the Warrant Shares (as hereinafter defined) (the “Warrant Share Certificate”)) at the office of the Company at 5307 W Loop 289, Lubbock, Texas 79414, or such other office in the United States of which the Company shall notify the Holder hereof in writing, to purchase from the Company, at the purchase price hereinafter specified (as adjusted from time to time, the “Exercise Price”), up to nine hundred fifty thousand (950,000) shares (the “Warrant Shares”) (as adjusted from time to time) of the Common Stock, $0.001 par value per share, of the Company (the “Common Stock”).  The initial Exercise Price shall be $2.00 per share.  This Warrant may be exercised in whole or in part on an Exercise Date.

2.           Issuance of Warrant Shares.  As promptly as practicable after surrender of this Warrant and receipt of payment of the Exercise Price, the Company shall: (i) issue and deliver to the Holder a certificate or certificates for the Warrant Shares purchased hereunder, in certificates of such denominations and in such names as the Holder may specify; or (ii) provided that the Warrant Shares have been registered under the Securities Act, of 1933, as amended, cause its transfer agent to electronically transmit the Warrant Shares to Holder by crediting the account of the Holder or the Holder's Prime Broker with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system.

3.           Payment of Exercise Price.  Payment of the Exercise Price shall be made by wire transfer of immediately available funds to a bank account designated by the Company.

4.           Adjustment for Dividends, Distributions, Subdivisions, Combinations, Mergers, Consolidations or Sale of Assets

4.1           Manner of Adjustment.

(a)           Stock Dividends, Distributions or Subdivisions.  In the event the Company shall issue shares of Common Stock in a stock dividend, stock distribution or subdivision, the Exercise Price in effect immediately before such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased and the number of shares of Common Stock purchasable by exercise of this Warrant shall be proportionately increased.

(b)           Combinations or Consolidations.  In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased and the number of shares of Common Stock purchasable by exercise of this Warrant shall be proportionately decreased.

(c)           Adjustment for Reclassification, Exchange or Substitution.  In the event that the class of securities issuable upon the exercise of this Warrant shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than any event addressed by Sections 4.1(a), 4.1(b) or 4.1(d)), then and in each such event the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of the class of securities into which such Warrant might have been exercisable for immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(d)           Adjustment for Merger, Consolidation or Sale of Assets.  In the event that the Company shall merge or consolidate with or into another entity or sell all of its assets, this Warrant shall thereafter be exercisable for the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions set forth in this Section 4 with respect to the rights and interest thereafter of the Holder of this Warrant, to the end that the provisions set forth in this Section 4 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

(e)               Adjustment for Spin-off of Subsidiary,  In the event that the Company engages in a spinoff of a material subsidiary by way of distributing a dividend to all holders of its Common Stock, which results in a material reduction of the Company’s book value per share, the Exercise Price in effect immediately prior thereto shall be proportionately reduced.

4.2           Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

4.3           Closing of Books.  The Company shall at no time close its transfer books against the transfer of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely and proper issuance of such shares.

5.      Limitation on Exercise.  Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), does not exceed 19.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise).  For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

6.         Covenants of the Company.  During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for the purpose of issue upon exercise of the rights evidenced hereby, a sufficient number of shares of the class of securities issuable upon exercise of this Warrant to provide for the exercise of such rights.  All securities which may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.  Upon surrender for exercise, this Warrant shall be canceled and shall not be reissued;  provided, however, that upon the partial exercise hereof a substitute Warrant of like tenor and date representing the rights to subscribe for and purchase any such unexercised portion hereof shall be issued.

7.           No Rights as Shareholder Until Exercise.  This Warrant shall not entitle the Holder to any voting rights or any other rights as a stockholder of the Company but upon presentation of this Warrant with the Exercise Notice duly executed and the tender of payment of the Exercise Price at the office of the Company pursuant to the provisions of this Warrant, the Holder shall forthwith be deemed a stockholder of the Company in respect of the securities for which the Holder has so subscribed and paid.

8.           No Change Necessary.  The form of this Warrant need not be changed because of any adjustment in the Exercise Price or in the number of shares issuable upon its exercise.  A Warrant issued after any adjustment or any partial exercise or upon replacement may continue to express the same Exercise Price and the same number of shares (appropriately reduced in the case of partial exercise) as are stated on this Warrant as initially issued, and that Exercise Price and that number of shares shall be considered to have been so changed as of the close of business on the date of adjustment.

9.           Addresses for Notices.  All notices, requests, consents and other communications hereunder shall be in writing, either delivered in hand or mailed by registered or certified mail, return receipt requested, or sent by facsimile, and shall be deemed to have been duly made when delivered:

If to the Holder, to the Holder’s address as shown on the books of the Company; or

If to the Company, to the address set forth on the first page of this Warrant.

10.           Substitution.  In the case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Warrant of like tenor and denomination and deliver the same (a) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (b) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft, or destruction of such Warrant (including, without limitation, a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction), and of indemnity (or, in the case of the initial Holder or any other institutional holder, an indemnity agreement) satisfactory to the Company.

11.           Transfer Restrictions.  This Warrant shall not be transferable by the Holder and shall be exercisable only by the Holder.  Without the prior written consent of the Company, the Warrant shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.  Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Warrant or of any rights granted hereunder contrary to the provisions of this Section 10, or the levy of any attachment or similar process upon the Warrant or such rights, shall be null and void.

12.           Taxes.  The Company makes no representation about tax treatment to the Holder with respect to receipt or exercise of the Warrant or acquiring, holding or disposing of the Warrant Shares, and the Holder represents that the Holder has had the opportunity to discuss such treatment with the Holder’s tax advisers.

13.           Remedies.  Each party stipulates that the remedies at law in the event of any default or threatened default by the other party in the performance or compliance with any of the terms of this Warrant may not be adequate, and that such terms may be specifically enforced by a decree for that specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

14.           Governing Law.  This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of New York without regard to its principles of conflicts of laws.

15.           Miscellaneous.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Holder and the Company.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties have caused this Warrant to be executed this ___ day of _______, 2010.

XFONE, INC.

By:	/s/ Guy Nissenson
Name: Guy Nissenson
Title: President & CEO

EXHIBIT C
to the
SECURITIES PURCHASE AGREEMENT
XFONE, INC.

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

Transfer Online, Inc.
317 SW Alder, Suite 200
Portland Oregon 97204

Re:  Xfone, Inc.

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated effective as of March 23, 2010, by and among Xfone, Inc., a Nevada corporation (the “Company”), and Burlingame Equity Investors, LP (the “Purchaser”) pursuant to which the Company is issuing to the Purchaser a 10% Promissory Note (the “Note”), a Warrant to purchase an aggregate of 950,0000 shares of the Company’s common stock, par value $0.001 per share (the “Warrant”) and 2,173,913 shares of Common Stock (the “Shares”). This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon exercise of the Warrant (the “Warrant Shares”) to or upon the order of the Purchaser from time to time upon (i) surrender to you of a properly completed and duly executed Exercise Notice as the case may be, in the form attached hereto as Exhibit I, (ii) the Warrant; and (iii) delivery of a treasury order or other appropriate order duly executed by a duly authorized officer of the Company. So long as you have previously received (x) written confirmation from counsel to the Company that a registration statement covering resales of the Warrant Shares or Shares, as applicable, has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and no subsequent notice by the Company or its counsel of the suspension or termination of its effectiveness and (y) a copy of such registration statement, and if the Purchaser represents in writing that the Warrant Shares or the Shares, as the case may be, were sold pursuant to the Registration Statement, then certificates representing the Warrant Shares and the Shares, as the case may be, shall not bear any legend restricting transfer of the Warrant Shares and the Shares, as the case may be, thereby and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received those items and representations listed above, then the certificates for the Warrant Shares and the Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS A COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE ACT HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT TO THE SATISFACTION OF THE ISSUER OF THE SECURITIES, IN ITS SOLE DISCRETION, WHICH WILL REQUIRE A WRITTEN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE ISSUER OF THE SECURITIES THAT REMOVAL OF THIS RESTRICTIVE LEGEND IS IN ALL MANNER PROPER AND IN COMPLIANCE WITH THE REQUIREMENTS OF THE ACT”

and, provided further, that the Company may from time to time notify you to place stop-transfer restrictions on the certificates for the Warrant Shares and the Shares in the event a registration statement covering the Warrant Shares and the Shares is subject to amendment for events then current.

A form of written confirmation from counsel to the Company that a registration statement covering resales of the Warrant Shares and the Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit III.

Please be advised that the Purchaser is relying upon this letter as an inducement to enter into the Purchase Agreement and, accordingly, the Purchaser is a third party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at guy@xfone.com.

Very truly yours, XFONE, INC.

By:	/s/
Guy Nissenson
President & CEO

ACKNOWLEDGED AND AGREED:

TRANSFER ONLINE, INC.	By:	/s/
Name:
Title:
Date:

EXHIBIT I
EXERCISE NOTICE

(To be Executed by the Registered Holder in order to Exercise the Warrant)

In accordance with and pursuant to the Warrant, the undersigned hereby elects to exercise the Warrant into such number of shares of Common stock, of Xfone, Inc., a Nevada corporation (the “Company”), indicated below:

Date of Exercise:

Number of Warrant Shares:

Applicable Exercise Price: $2.00 per share

Aggregate Exercise Price: $

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise:

Dated:	Signature:
Address:

EXHIBIT II
FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

Transfer Online, Inc.
317 SW Alder, Suite 200
Portland Oregon 97204

Re:  Xfone, Inc.

Ladies and Gentlemen:

We are special counsel to Xfone, Inc., a Nevada corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement (the “Purchase Agreement”), dated effective as of March 23, 2010, by and between the Company and Burlingame Equity Investors, LP (“Purchaser”) pursuant to which the Company issued to the Purchaser a 10% promissory note (the “Note”), a Warrant to purchase an aggregate of 950,0000 shares of the Company’s common stock, par value $0.001 per share (the “Warrant”) and 2,173,913 shares of Common Stock (the “Shares”). Pursuant to the Purchase Agreement, the Company has also agreed to grant the Purchaser certain Registration Rights. In connection with the Company’s obligations under the Agreement, on ________________, 200_, the Company filed a Registration Statement on Form [S-1] [S-3] (File No. 333-________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the resale of the Registrable Securities which names the Purchaser as a selling stockholder thereunder.

In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and accordingly, the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

Very truly yours,
GERSTEN SAVAGE LLP
By:

EXHIBIT D
to the
SECURITIES PURCHASE AGREEMENT FOR
XFONE, INC.

FORM OF OPINION OF COUNSEL

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, which the failure to so qualify could have a Material Adverse Effect on the Company.

2.  Each of the Subsidiaries of the Company (the “Subsidiaries”) is a corporation, duly organized and in good standing under the laws of their respective states of incorporation.

3. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and, as applicable, to issue the Securities. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of any Issuer or its board of directors or stockholders is required. Each of the Transaction Documents have been duly executed and constitutes a legal, valid and binding obligation of the Issuers enforceable against it in accordance with its respective terms. The Common Stock issuable upon exercise of the Warrant is not subject to any preemptive rights under the Certificate of Incorporation or the Bylaws.

4. The Note, the Warrant and the Shares have been duly authorized and, when delivered against payment in full upon the terms and conditions set forth in the Purchase Agreement, will be validly issued, fully paid and nonassessable. The Warrant Shares have been duly authorized and reserved for issuance, and, when delivered upon exercise or payment in full as provided in the Warrant will be validly issued, fully paid and nonassessable.

5. The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the issuance of the Note, the Warrant, the Shares and the Warrant Shares do not (i) violate any provision of the Articles or Bylaws or governing documentation of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment, injunction or decree (including Federal and state securities laws and regulations) applicable to the Company or by which any of its property or assets is bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

6. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required under Federal, state or local law, rule or regulation in connection with the valid execution and delivery of the Transaction Documents, or the offer, sale or issuance of the Note, the Warrant, the Shares or the Warrant Shares, except that the NYSE AMEX LLC and Tel Aviv Stock Exchange must approve an additional listing application covering the Shares and the Warrant Shares.
.
7. To our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. To our knowledge, there is no action, suit, claim, investigation or proceeding pending, or to our knowledge, threatened, against or involving any Issuer or any of its properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against any Issuer or any officers or directors of any Issuer in their capacities as such.

8. Based upon the representations of the Purchaser, the offer, issuance and sale of the Note, the Warrant and the Shares, and the offer, issuance and sale of the shares of the Warrant Shares pursuant to the Purchase Agreement and the Warrant, as applicable, are exempt from the registration requirements of the Securities Act.

9. The Company is not, and as a result of and immediately upon the applicable Closing the Company will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Very truly yours,
GERSTEN SAVAGE LLP
By:

Schedule 2.1(c)

Common Stock:

Authorized shares of common stock – 75,000,000
Issued and outstanding shares of common stock as of March 21, 2010 - 18,376,075

Warrants:

Issued and outstanding warrants as of March 21, 2010 - 5,799,935

Each issued and outstanding warrant is exercisable into one share of common stock at an exercise price range of $2.86 - $6.80 per share.

Options under Xfone’s 2004 Stock Option Plan:

Authorized - 5,500,000

Granted and outstanding as of March 21, 2010 - 4,195,000

Each granted and outstanding option is exercisable into one share of Common Stock at an exercise price range of $3.146 - $3.50 per share.

Plan Administrator (Pool + Terminated) as of March 21, 2010 - 1,294,595

Exercised as of March 21, 2010 - 10,405

Options under Xfone’s 2007 Stock Incentive Plan:

Authorized - 8,000,000

Granted and outstanding as of March 21, 2010 - 4,322,500

Each granted and outstanding option is exercisable into one share of Common Stock at an exercise price range of $1.10 - $2.794 per share.

Plan Administrator (Pool + Terminated) as of March 21, 2010 - 3,677,500

Exercised as of March 21, 2010 - 0

Schedule 2.1(g)

Schedule 2.1(o)

Eliezer Tzur et al. vs. 012 Telecom Ltd. et al.

On January 19, 2010, Eliezer Tzur et al. (the “Petitioners”) filed a request to approve a claim as a class action (the “Class Action Request”) against Xfone 018 Ltd. ("Xfone 018"), a 69% owned Israel based subsidiary of the Company and four other Israeli telecom companies, all of which are entities unrelated to the Company (collectively, the “Defendants”), in the District Court in Petach Tikva, Israel (the “Israeli Court”).  The Petitioners’ claim alleges that the Defendants do not fully fulfill their alleged legal requirement to bear the cost of telephone calls by consumers to the Defendants’ respective technical support numbers. One of the Petitioners seeks damages for the cost such telephone calls allegedly made by him since 2004, assessed by him at NIS 54.45. The Class Action Request, to the extent it pertains to Xfone 018, stated total damages of NIS 7,500,000  which reflects the Petitioners’ estimation of damages caused to all consumers which (pursuant to the Class Action Request) allegedly called to Xfone 018’s technical support number during a certain period defined in the Class Action Request. As of March 21, 2010, this matter is pending.

Schedule 2.1(ll)

Transfer Agent contact details:

Mark Knight
Account Executive
TRANSFER ONLINE, INC
317 SW Alder Street, 2nd Floor
Portland, OR 97204
Phone: 503.227.2950
FAX: 503.227.6874
Email: mark@transferonline.com